CENTRAL FEDERAL CORPORATION
Exhibit 10.1
Third Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan
THIRD AMENDED AND RESTATED CENTRAL FEDERAL CORPORATION
2003 EQUITY COMPENSATION PLAN
1. DEFINITIONS
(a)	“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Holding Company, as such terms are defined in Sections 424(e) and 424(f) of the Code.

(b)	“Award” means, individually or collectively, a grant under the Plan of Non-Statutory Stock Options, Incentive Stock Options, Stock Appreciation Rights and Restricted Stock Awards.

(c)	“Bank” means CFBank and includes any of its wholly owned subsidiaries.

(d)	“Board of Directors” means the board of directors of the Holding Company.

(e)	“Change in Control” means with respect to the Bank or the Holding Company, an event of a nature that:
(i)	would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or

(ii)	results in a Change in Control of the Holding Company or the Bank within the meaning of the Home Owner’s Loan Act of 1933, as amended, the Federal Deposit Insurance Act and the Rules and Regulations promulgated by the Office of Thrift Supervision (the “OTS”) (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or

(iii)	without limitation, such a Change in Control shall be deemed to have occurred at such time as:
(A)	any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Holding Company representing 20% or more of the Bank’s or the Holding Company’s outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Holding Company or its Subsidiaries; or

(B)	individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company’s stockholders was approved by a Nominating Committee solely composed of members who are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or

(C)	a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs or is effectuated in which the Bank or Holding Company is not the resulting entity; or

CENTRAL FEDERAL CORPORATION
Exhibit 10.1
Third Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan
(D)	a proxy statement has been distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed; or

(E)	a tender offer is made for 20% or more of the voting securities of the Bank or Holding Company then outstanding.
(f)	“Code” means the Internal Revenue Code of 1986, as amended.

(g)	“Committee” means the committee designated, pursuant to Section 4 of the Plan, to administer the Plan.

(h)	“Common Stock” means the common stock of the Holding Company, par value $.01 per share.

(i)	“Disability” means any mental or physical condition with respect to which the Participant qualifies for and receives benefits under a long-term disability plan of the Holding Company or an Affiliate, or in the absence of such a long-term disability plan or coverage under such a plan, “Disability” shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the Participant from fulfilling his duties or responsibilities to the Holding Company or an Affiliate. In the case of Incentive Stock Options, “Disability” has the meaning set forth in Code Section 22(e)(3).

(j)	“Effective Date” of this Third Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan means May 17, 2007. The original Effective Date of the Central Federal Corporation 2003 Equity Compensation Plan, as amended herein, was April 23, 2003.

(k)	“Employee” means any person employed by the Holding Company or an Affiliate. Directors who are also employed by the Holding Company or an Affiliate shall be considered Employees under the Plan.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)	“Exercise Price” means the price at which an individual may purchase a share of Common Stock pursuant to an Option.

(n)	“Fair Market Value” means the market price of Common Stock, determined by the Committee as follows:
(i)	If the Common Stock was traded on the date in question on the Nasdaq® Stock Market, then the Fair Market Value shall be equal to the closing price reported for such date;

(ii)	If the Common Stock was traded on a stock exchange for the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

(iii)	If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.
Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. The Committee’s determination of Fair Market Value shall be conclusive and binding on all persons.

CENTRAL FEDERAL CORPORATION
Exhibit 10.1
Third Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan
(o)	“Holding Company” means Central Federal Corporation (formerly Grand Central Financial Corp.) and any entity which succeeds to the business of Central Federal Corporation.
(p)	“Incentive Stock Option” means a stock option granted under the Plan that is intended to meet the requirements of Section 422 of the Code.
(q)	“Non-Statutory Stock Option” means a stock option granted to an individual under the Plan that is not intended to be and is not identified as an Incentive Stock Option, or a stock option granted under the Plan that is intended to be and is identified as an Incentive Stock Option, but that does not meet the requirements of Section 422 of the Code.
(r)	“Option” means an Incentive Stock Option or a Non-Statutory Stock Option.
(s)	“Outside Director” means a member of the board(s) of directors of the Holding Company or an Affiliate who is not also an Employee of the Holding Company or an Affiliate.
(t)	“Participant” means any Employee or Outside Director who was granted an Option or Restricted Stock Award under the Plan.
(u)	“Plan” means this Third Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan.
(v)	“Restricted Stock Award” means an Award of restricted stock granted to an individual pursuant to Section 7 of the Plan.
(w)	“Retirement” means retirement from employment with the Holding Company or an Affiliate in accordance with the then current retirement policies of the Holding Company or Affiliate, as applicable. “Retirement” with respect to an Outside Director means the termination of service from the board(s) of directors of the Holding Company and any Affiliate following written notice to such board(s) of directors of the Outside Director’s intention to retire.
(x)	“Stock Appreciation Right” or “SAR” means a right to a payment provided in accordance with Section 7 of the Plan.
(y)	“Termination for Cause” shall mean, in the case of an Outside Director, removal from the board(s) of directors of the Holding Company and its Affiliates in accordance with the applicable by-laws of the Holding Company and its Affiliates or, in the case of an Employee, as defined under any employment agreement with the Holding Company or an Affiliate; provided, however, that if no employment agreement exists with respect to the Employee, Termination for Cause shall mean termination of employment because of a material loss to the Holding Company or an Affiliate, as determined by and in the sole discretion of the Board of Directors or its designee(s).
2. PURPOSE
The purpose of this Plan is to:
(a)	provide the Holding Company with the ability to continue using Common Stock as a means to attract and retain Employees and Outside Directors;
(b)	provide Participants with additional incentives to continue to work for the success of the Holding Company and its Affiliates; and
(c)	align the financial interests of Participants with the interests of the Holding Company’s shareholders.

CENTRAL FEDERAL CORPORATION
Exhibit 10.1
Third Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan
3.	ELIGIBILITY
(a)	Incentive Stock Options may be granted to any individual who, at the time the Incentive Stock Option is granted, is an Employee.

(b)	Non-Qualified Stock Options may be granted to Employees and Outside Directors.

(c)	Stock Appreciation Rights may be granted to Employees and Outside Directors.

(d)	Restricted Stock Awards may be granted to Employees and Outside Directors.

4.	ADMINISTRATION

(a)	The Committee shall administer the Plan. The Committee shall consist of the entire Board of Directors of the Company.

(b)	The Committee shall:
(i)	select the individuals who are to receive grants of Awards under the Plan;

(ii)	determine the type, number, vesting requirements and other features and conditions of such Awards made under the Plan;

(iii)	interpret the Plan and Award Agreements (as defined below); and

(iv)	make all other decisions related to the operation of the Plan.
In granting Awards under the Plan, the Committee shall consider recommendations of the Chief Executive Officer. The Committee shall adopt any rules or guidelines that it deems appropriate to implement and administer the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.
(c)	Each Award granted under the Plan shall be evidenced by a written agreement (“Award Agreement”). Each Award Agreement shall constitute a binding contract between the Holding Company or an Affiliate and the Award holder, and every Award holder, upon acceptance of an Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be set in accordance with the Plan, but each Award Agreement may also include any additional provisions and restrictions determined by the Committee. In particular, and at a minimum, the Committee shall set forth in each Award Agreement:
(i)	the type of Award granted;

(ii)	the Exercise Price of any Option or base price of any SAR;

(iii)	the number of shares subject to the Award;

(iv)	the expiration date of the Award;

(v)	the manner, time and rate (cumulative or otherwise) of exercise or vesting of the Award; and

(vi)	the restrictions, if any, placed on the Award, or upon shares which may be issued upon the exercise or vesting of the Award.

CENTRAL FEDERAL CORPORATION
Exhibit 10.1
Third Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan
The Chairman of the Committee and such Outside Directors and Employees as shall be designated by the Committee are hereby authorized to execute Award Agreements on behalf of the Holding Company or an Affiliate and to cause them to be delivered to the recipients of Awards granted under the Plan.
(d)	The Committee may delegate all authority for the determination of forms of payment to be made or received by the Plan and for the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Holding Company or an Affiliate for determinations to be made pursuant to the Plan.

5.	STOCK SUBJECT TO THE PLAN

(a)	Subject to adjustment as provided in Section 13 of the Plan, the number of shares reserved for issuance under the Plan is 500,000. The share reserve includes shares of Common Stock previously issued under the Plan prior to the Plan’s restatement. The following limits also apply with respect to Awards granted under the Plan:
(i)	The maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan is 500,000 shares less the number of shares of Common Stock issued pursuant to Non-Statutory Stock Options and Restricted Stock Awards.

(ii)	The maximum number of shares of Common Stock that may be delivered pursuant to Non-Statutory Stock Options granted under the Plan is 500,000 shares less the number of shares of Common Stock issued pursuant to Incentive Stock Options and Restricted Stock Awards.

(iii)	The maximum number of Shares of Common Stock that may be delivered pursuant to Restricted Stock Awards granted under the Plan is 150,000 Shares.
(b)	The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and acquired or reacquired by the Holding Company. Shares underlying outstanding Awards will be unavailable for any other use, including future grants under the Plan, except that, to the extent the Awards terminate, expire or are forfeited without vesting or having been exercised, new Awards may be granted with respect to these shares subject to the limitations set forth in this Section 5.
(c)	To the extent that an Award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. Shares of Common Stock that are exchanged by a Participant or withheld by the Holding Company as full or partial payment in connection with any Award under this Plan, as well as any shares exchanged by a Participant or withheld by the Holding Company to satisfy the tax withholding obligations related to any Award under this Plan, shall be available for subsequent Awards under this Plan.
6. OPTIONS
The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Options to Employees and outside directors, subject to terms and conditions as it may determine, to the extent that such terms and conditions are consistent with the following provisions:
(a)	Exercise Price. The Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant.

CENTRAL FEDERAL CORPORATION
Exhibit 10.1
Third Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan
(b)	Terms of Options. In no event may an individual exercise an Option, in whole or in part, more than ten (10) years from the date of grant.
(c)	Non-Transferability. Unless otherwise determined by the Committee in accordance with this Section 6(c), an individual may not transfer, assign, hypothecate, or dispose of an Option in any manner, other than by will or the laws of intestate succession. The Committee may, however, in its sole discretion, permit transfer or assignment of a Non-Statutory Stock Option, if it determines that the transfer or assignment is for valid estate planning purposes and is permitted under the Code and Rule 16b-3 of the Exchange Act. For purposes of this Section 6(c), a transfer for valid estate planning purposes includes, but is not limited to, transfers:
(i)	to a revocable inter vivos trust, as to which an individual is both settlor and trustee; or

(ii)	for no consideration to:
(A)	any member of the individual’s Immediate Family;

(B)	a trust solely for the benefit of members of the individual’s Immediate Family;

(C)	any partnership whose only partners are members of the individual’s Immediate Family; or

(D)	any limited liability corporation or other corporate entity whose only members or equity owners are members of the individual’s Immediate Family.
For purposes of this Section 6(c), “Immediate Family” includes, but is not necessarily limited to, an individual’s parents, grandparents, spouse, children, grandchildren, siblings (including half brothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section 6(c) shall be construed to require the Committee to approve the transfer or assignment of any Non-Statutory Stock Option, in whole or in part. Receipt of the Committee’s approval to transfer or assign a Non-Statutory Stock Option, in whole or in part, does not mean that the Committee must approve a transfer or assignment of any other Non-Statutory Stock Option, or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all terms and conditions applicable to the Option immediately prior to transfer or assignment, and shall remain subject to any other conditions proscribed by the Committee with respect to the Option.
(d)	Special Rules for Incentive Stock Options. Notwithstanding foregoing provisions, the following rules apply to the grant of Incentive Stock Options:
(i)	If an Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than ten percent (10%) of the total combined voting securities of the Holding Company at the time the Committee grants the Incentive Stock Option (a “10% Owner”), the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

(ii)	An Incentive Stock Option granted to a 10% Owner shall not be exercisable more than five (5) years from the date of grant.

(iii)	To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year, under the Plan or any other stock option plan of the Holding Company, exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, Options in excess of the

CENTRAL FEDERAL CORPORATION
Exhibit 10.1
Third Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan
limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the date of grant for each Incentive Stock Option.

(iv)	Each Award Agreement for an Incentive Stock Option shall require the individual to notify the Committee within ten (10) days of any disposition of shares of Common Stock under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions).

(v)	Incentive Stock Options exercised more than three (3) months following the date an Employee terminates employment (for reasons other than death or Disability) will be treated as Non-Statutory Stock Options. In the event employment is terminated due to death or Disability, Incentive Stock Options will remain exercisable for one (1) year from the date the Employee terminates employment.
(e)	Acceleration Upon a Change in Control. Upon a Change in Control, all Options held by an individual as of the date of the Change in Control shall immediately become exercisable and shall remain exercisable until the expiration of the Option term.
(f)	Termination of Employment or Service. The following rules apply upon the termination of a Participant’s employment or other service:
(i)	In General. Unless the Committee determines otherwise, upon termination of employment or service for any reason other than Retirement, Disability or death, or Termination for Cause, a Participant may exercise only those Options that were immediately exercisable by the Participant at the date of termination, and only for a period of three (3) months from the date of termination, or, if sooner, until the expiration of the Option term.

(ii)	Retirement. Unless the Committee determines otherwise, upon a Participant’s Retirement, the Participant may exercise only those Options that were immediately exercisable by the Participant at the date of Retirement, and only for a period of one (1) year from the date of Retirement, or, if sooner, until the expiration of the Option term. Incentive Stock Options exercised more than three (3) months following a Participant’s Retirement date will be treated as Non-Statutory Stock Options for tax purposes.

(iii)	Disability or Death. Unless the Committee determines otherwise, upon termination of a Participant’s employment or service due to Disability or death, all Options shall become immediately exercisable and shall remain exercisable for a period of one (1) year from the date of termination, or, if sooner, until the expiration of the Option term.

(iv)	Termination for Cause. Unless the Committee determines otherwise, upon Termination for Cause, all rights to a Participant’s Options shall expire immediately upon the effective date of Termination for Cause.
7. STOCK APPRECIATION RIGHTS
An SAR shall provide a Participant with the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable Award Agreement, provided, however, that, in the case of an SAR granted retroactively, in tandem with or as a substitution for another Award, the base price may be no lower than the Fair Market Value of a share of Common Stock on the date such other Award was granted. The maximum term of an SAR shall be ten (10) years. Notwithstanding the foregoing, effective on and after January 1, 2005, the exercise of an SAR shall entitle the Participant to receive payment with respect to such SAR only in the form of Common Stock. Further, effective

CENTRAL FEDERAL CORPORATION
Exhibit 10.1
Third Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan
January 1, 2005, the base price of an SAR may never be less than the Fair Market Value of a share of Common Stock on the date that the SAR is awarded even if the SAR is awarded in tandem with or as substitution for another Award.
(a)	Termination of Employment or Service. The following rules apply upon the termination of a Participant’s employment or other service:
(i)	In General. Unless the Committee determines otherwise, upon termination of employment or service for any reason other than Retirement, Disability or death, or Termination for Cause, a Participant may exercise only those SARs that were immediately exercisable by the Participant at the date of termination, and only for a period of three (3) months from the date of termination, or, if sooner, until the expiration of the SAR term.

(ii)	Retirement. Unless the Committee determines otherwise, upon a Participant’s Retirement, the Participant may exercise only those SARs that were immediately exercisable by the Participant at the date of Retirement, and only for a period of one (1) year from the date of Retirement, or, if sooner, until the expiration of the SAR term.

(iii)	Disability or Death. Unless the Committee determines otherwise, upon termination of a Participant’s employment or service due to Disability or death, all SARs shall become immediately exercisable and shall remain exercisable for a period of one (1) year from the date of termination, or, if sooner, until the expiration of the SAR term.

(iv)	Termination for Cause. Unless the Committee determines otherwise, upon Termination for Cause, all rights to a Participant’s SARs shall expire immediately upon the effective date of Termination for Cause.
(b)	Acceleration Upon a Change in Control. Upon a Change in Control, all SARs held by an individual as of the date of the Change in Control shall immediately become exercisable and shall remain exercisable until the expiration of the SAR term.
(c)	Determination of Number of Shares Issuable Upon Exercise of an SAR. The number of shares of Common Stock issuable upon the exercise of an SAR shall be determined by dividing:
(i)	the number of shares of Common Stock for which the SAR is exercised multiplied by the amount of appreciation per share of Common Stock (for this purpose the “appreciation per share of Common Stock” shall be equal to the amount by which the Fair Market Value of a share of Common Stock on the date that the SAR is exercised exceeds:
(A)	in the case of an SAR granted in tandem with an Option, the exercise price with respect to such Option; or

(B)	in the case of an SAR granted alone without reference to an Option, the base price of the SAR);

by
     (ii) the Fair Market Value of a share of Common Stock on the date that the SAR is exercised.

CENTRAL FEDERAL CORPORATION
Exhibit 10.1
Third Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan
8. RESTRICTED STOCK AWARDS
     The Committee may make grants of Restricted Stock Awards, which shall consist of the grant of some number of shares of Common Stock to an individual upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:
(a)	Grants of Stock. Restricted Stock Awards may only be granted in whole shares of Common Stock.
(b)	Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:
(i)	The recipient of a Restricted Stock Award grant shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the grant until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any “swap” transaction is deemed to be a prohibited encumbrance.

(ii)	Unless determined otherwise by the Committee and except in the event of the Participant’s death or pursuant to a domestic relations order, a Restricted Stock Award grant is not transferable and may be earned in his or her lifetime only by the individual to whom it is granted. Upon the death of a Participant, a Restricted Stock Award grant is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer.

(iii)	If the recipient of a Restricted Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to the grant may not, without the written consent of the Committee (which consent may be given in the Award Agreement), be sold or otherwise disposed of within six (6) months following the date of grant.
(c)	Acceleration of Vesting Upon a Change in Control. Upon a Change in Control, all Restricted Stock Awards held by a Participant as of the date of the Change in Control shall immediately become vested and any further restrictions shall lapse.
(d)	Termination of Employment or Service. The following rules will govern the treatment of a Restricted Stock Award upon the termination of a Participant’s termination of employment or other service:
(i)	In General. Unless the Committee determines otherwise, upon the termination of a Participant’s employment or service for any reason other than Retirement, Disability or death, or Termination for Cause, any Restricted Stock Award in which the Participant has not become vested as of the date of such termination shall be forfeited and any rights the Participant had to such Restricted Stock Award shall become null and void.

(ii)	Retirement. Unless the Committee determines otherwise, upon a Participant’s Retirement, any Restricted Stock Award in which the Participant has not become vested as of the date of Retirement shall be forfeited and any rights the individual had to such unvested Restricted Stock Award shall become null and void.

(iii)	Disability or Death. Unless otherwise determined by the Committee, in the event of a termination of a Participant’s service due to Disability or death, all unvested Restricted Stock Awards held by such Participant shall immediately vest as of the date of such termination.

(iv)	Termination for Cause. Unless otherwise determined by the Committee, in the event of a Participant’s Termination for Cause, all Restricted Stock Awards in which the Participant had not become vested as of the effective date of such termination shall be forfeited and any rights the Participant had to such unvested Restricted Stock Awards shall become null and void.

CENTRAL FEDERAL CORPORATION
Exhibit 10.1
Third Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan
(e)	Issuance of Certificates. Unless otherwise held in trust and registered in the name of the Plan trustee, reasonably promptly after the date of grant with respect to shares of Common Stock pursuant to a Restricted Stock Award, the Holding Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom the Restricted Stock Award was granted, evidencing such shares; provided, however, that the Holding Company shall not cause a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:
The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Third Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan entered into between the registered owner of such shares and Central Federal Corporation or its Affiliates. A copy of the Plan and Award Agreement is on file in the office of the Corporate Secretary of Central Federal Corporation, 2923 Smith Road, Fairlawn, Ohio 44333.
This legend shall not be removed until the individual becomes vested in such shares pursuant to the terms of the Plan and Award Agreement. Each certificate issued pursuant to this Section 8(e) shall be held by the Holding Company or its Affiliates, unless the Committee determines otherwise.

(f)	Treatment of Dividends. Participants are entitled to all dividends and other distributions declared and paid on Common Stock with respect to all shares of Common Stock subject to a Restricted Stock Award, from and after the date such shares are awarded or from and after such later date as may be specified by the Committee in the Award Agreement. The Participant shall not be required to return any such dividends or other distributions to the Holding Company in the event of forfeiture of the Restricted Stock Award. In the event the Committee establishes a trust for the Plan, the Committee may elect to distribute dividends and other distributions at the time the Restricted Stock Award vests or pay the dividends (or other distributions) directly to the Participants.

(g)	Voting of Restricted Stock Awards. Participants who are granted Restricted Stock Awards are entitled to vote or to direct the Plan trustee to vote, as the case may be, all unvested shares of Common Stock subject to the Restricted Stock Award.
9. DEFERRED PAYMENTS
The Committee, in its discretion, may permit an individual to elect to defer the receipt of all or any part of any cash or stock payment under the Plan, or the Committee may determine to defer receipt by some or all individuals, of all or a portion of any payment. The Committee shall determine the terms and conditions of any permitted deferral, including the period of deferral, the manner of deferral and the method used to measure appreciation on deferred amounts until paid. Notwithstanding the foregoing, the provisions of this Section 9 shall not apply on and after January 1, 2005 to Options or SARs and, after such date, a Participant shall not be permitted to defer the receipt of all or any part of any cash or stock payment under an Award other than an Option or SAR made pursuant to the Plan unless such deferral is made pursuant to such rules, procedures or programs as the Committee may establish for purposes of this Plan and which are intended to comply with the requirements of Code Section 409A.
10. METHOD OF EXERCISING OPTIONS
Subject to any applicable Award Agreement, an individual may exercise any Option, in whole or in part, at such time or times as the Committee specifies in the Award Agreement. The individual may make payment of the Exercise Price in such form or forms as the Committee specifies in the Award Agreement, including, without limitation, payment by delivery of cash, Common Stock or a cashless exercise with a qualified broker. Any Common Stock used in full or partial payment of the Exercise Price shall be valued at the Fair Market Value of the Common Stock on the date of exercise. Delivery by the Holding Company of the shares as to which an Option has

CENTRAL FEDERAL CORPORATION
Exhibit 10.1
Third Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan
been exercised shall be made to the person exercising the Option or the designee of such person. If so provided by the Committee upon grant of the Option, the shares received upon exercise may be subject to certain restrictions upon subsequent transfer or sale by the Participant. In the event the Exercise Price is to be paid in full or in part by surrender of Common Stock, in lieu of actual surrender of shares of Common Stock the Holding Company may waive such surrender and instead deliver to or on behalf of the Participant a number of shares equal to the total number of shares as to which the Option is then being exercised less the number of shares which would otherwise have been surrendered by the Participant to the Holding Company.
11. RIGHTS OF INDIVIDUALS
No individual shall have any rights as a shareholder with respect to any shares of Common Stock covered by a grant under this Plan until the date of issuance of a stock certificate for such Common Stock. Nothing contained in this Plan or in any Award Agreement confers on any person the right to continue in the employ or service of the Holding Company or an Affiliate or interferes in any way with the right of the Holding Company or an Affiliate to terminate an individual’s services.
12. DESIGNATION OF BENEFICIARY
With the Committee’s consent, an individual may designate a person or persons to receive, upon the individual’s death, any Award to which the individual would then be entitled. This designation shall be made upon forms supplied by, or otherwise acceptable to, and delivered to the Holding Company. A designation of beneficiary may be revoked in writing. If an individual fails to effectively designate a beneficiary, the individual’s estate shall be deemed to be the beneficiary for purposes of the Plan.
13. DILUTION AND OTHER ADJUSTMENTS
In the event of any change in the outstanding shares of Common Stock, by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or any other increase or decrease in such shares, without receipt or payment of consideration by the Holding Company, or in the event an extraordinary capital distribution is made, the Committee may make adjustments to previously granted Awards, to prevent dilution, diminution, or enlargement of the rights of individuals, including any or all of the following:
(a)	adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future Awards under the Plan;
(b)	adjustments in the aggregate number or kind of shares of Common Stock or other securities that underlie Awards already made under the Plan; and
(c)	adjustments in the Exercise Price of outstanding Options or base price of outstanding SARs.
The Committee, however, shall not make adjustments that materially change the value of benefits available to an individual under a previously granted Award. All Awards under this Plan shall be binding upon any successors or assigns of the Holding Company.
14. TAXES
Under this Plan, whenever cash or shares of Common Stock are to be delivered, the Committee is entitled to require as a condition of delivery that:
(a)	the individual remit an amount sufficient to satisfy all related federal, state, and local withholding tax requirements;

CENTRAL FEDERAL CORPORATION
Exhibit 10.1
Third Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan
(b)	the withholding of such sums may come from compensation otherwise due to the individual or from shares of Common Stock due to the individual under this Plan; or
(c)	any combination of (a) and (b), above; provided, however, that no amount shall be withheld from any cash payment or shares of Common Stock related to an Option transferred by the individual in accordance with this Plan.
15. NOTIFICATION UNDER SECTION 83(b)
The Committee may, on the date of grant or at a later date, prohibit an individual from making the election described below. If the Committee has not prohibited an individual from making this election, and the individual shall, in connection with the exercise of any Award, make the election permitted under Section 83(b) of the Code, the individual shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Section 83(b) of the Code.
16. AMENDMENT OF THE PLAN AND AWARD GRANTS
(a)	Except as provided in paragraph (c) of this Section 16, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided, however, that provisions governing grants of Incentive Stock Options shall be submitted for shareholder approval to the extent required by law, regulation, or otherwise. Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring shareholder ratification or approval. Other provisions of this Plan shall remain in full force and effect. No termination, modification, or amendment of this Plan may adversely affect the rights of an individual under an outstanding Award without the written permission of the affected individual.
(b)	Except as provided in paragraph (c) of this Section 16, the Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no amendment shall adversely affect the rights of an individual under an outstanding Award Agreement without the written consent of the affected individual.
(c)	In no event shall the Board of Directors amend the Plan or shall the Committee amend an Award Agreement in any manner that effectively:
(i)	allows any Option to be granted with an Exercise Price below the Fair Market Value of the Common Stock on the date of grant; or

(ii)	allows the Exercise Price of any Option previously granted under the Plan to be reduced after the date of grant.
(d)	It is intended that this Plan and any Awards made pursuant to this Plan shall comply with the provisions of Section 409A of the Code, to the extent applicable. If Code Section 409A becomes applicable to this Plan or any Award, this Plan and such Award shall be administered in a manner consistent with such intent and any provision that would cause this Plan or any Award to fail to satisfy Code Section 409A shall have no force or effect until amended to comply with Code Section 409A (which amendments may be made retroactive to the extent permitted by Code Section 409A and may be made by the Board of Directors without the consent of the Participants). References in this Plan to Code Section 409A shall include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to Code Section 409A by the United States Department of the Treasury or the Internal Revenue Service.
17. TERMINATION OF THE PLAN
The right to grant Awards under the Plan will terminate upon the earlier of:

CENTRAL FEDERAL CORPORATION
Exhibit 10.1
Third Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan
(a)	April 23, 2013, which is ten (10) years after the original Effective Date of the Plan; or
(b)	the issuance of a number of shares of Common Stock pursuant to the exercise of Options and Stock Appreciation Rights and the vesting of Restricted Stock Awards equal to the maximum number of shares reserved under the Plan, as set forth in Section 5. The Board of Directors may suspend or terminate the Plan at any time; provided, however, that no such action will adversely affect an individual’s vested rights under a previously granted Award, without the consent of the affected individual.
18. APPLICABLE LAW
The Plan will be administered in accordance with the laws of the state of Delaware, except to the extent that Federal law is deemed to apply.